UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2013

UBIQUITY BROADCASTING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-179738	99-0371375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Research Drive Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 489-7600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (this “Report”) contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Such statements may include, but are not limited to, information related to: anticipated operating results; relationships with our customers; consumer demand; financial resources and condition; changes in revenues; cost of sales; selling, general and administrative expenses; interest expense; legal proceedings and claims.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this Report. You should read this Report and the documents that we reference and filed as exhibits to this Report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

USE OF CERTAIN DEFINED TERMS

Except as otherwise indicated by the context, references in this report to “we,” “us,” “our,” “Ubiquity-NV,” “our Company,” or “the Company” are to the business of Ubiquity Broadcasting Corporation, f/k/a Fermo Group, Inc, and its wholly-owned subsidiary, Ubiquity Broadcasting Corporation, a Delaware Corporation.

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition of Ubiquity Broadcasting Corporation, a Delaware corporation

As previously reported in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 6, 2013, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) on March 5, 2013 with Ubiquity Acquisition Corporation, a Nevada corporation and wholly-owned subsidiary of the Company (“Acquisition Sub”), and Ubiquity Broadcasting Corporation, a Delaware corporation (“Ubiquity-DE”).

Pursuant to the terms of the Merger Agreement, Acquisition Sub merged with and into Ubiquity-DE in a statutory reverse triangular merger (the “Merger”), with Ubiquity-DE surviving as a wholly-owned subsidiary of the Company. At the closing of the Merger on September 20, 2013 (the “Closing Date”), we issued Ubiquity-DE shareholders one share of our common stock, par value $0.001 per share for each share of Ubiquity-DE’s common stock, par value $0.001 (the “Share Exchange”). As a result of the Merger, we ceased our prior operations and became a multimedia company focused on the intersection of cloud-based cross platform applications synchronized across all screens for enhancing the digital lifestyle.

The transaction was regarded as a reverse merger whereby Ubiquity-DE was considered to be the accounting acquirer as its management retained control of the Company after the Share Exchange.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the provisions of the Merger Agreement filed as Exhibit 2.1 to this Report, which is incorporated by reference herein.

2

Item 2.01	Completion of Acquisition or Disposition of Assets

Merger

On March 5, 2013, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ubiquity Broadcasting Corporation, a privately held Delaware corporation (“Ubiquity-DE”), and Ubiquity Acquisition Corp., a newly formed, wholly-owned Nevada subsidiary of ours (“Acquisition Sub”), pursuant to which Acquisition Sub was to be merged with and into Ubiquity-DE, and Ubiquity-DE, as the surviving corporation, becoming our wholly-owned subsidiary upon closing (the “Merger”). A condition to the closing of the merger was that the Company shall have received an audit report of Ubiquity-DE with respect to its two most recently completed fiscal years from an independent accounting firm that is registered with the Public Company Accounting Oversight Board. Ubiquity-DE received an audit report by Silberstein Ungar, PC dated September 20, 2013. Accordingly, the merger closed on September 20, 2013. The Company is preparing the Articles of Merger to be filed with the State of Delaware and expects that it will be declared effective shortly.

Pursuant to the terms and conditions of the Merger Agreement:

☐	Each share of Ubiquity-DE’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive 69,435,610 shares of our common stock. An aggregate of 69,435,610 shares of the Company’s common stock were issued to the holders of Ubiquity-DE’s common stock.

☐	Pursuant to the terms of the Merger Agreement, new members of our board of directors were appointed. Our new board of directors consists of previously the directors and officer of Ubiquity-DE.

The purposes of the transactions described in the Form 8-K were to complete a reverse merger and complete a recapitalization of the company with the result being that Ubiquity-DE became a wholly-owned subsidiary.  Our business operations will now focus on the business of Ubiquity-DE in the future and our management will be the management of Ubiquity-DE.

Description of Our Company

We were incorporated in the State of Nevada on December 2, 2011. We have not had any revenues, have minimal assets and have incurred losses since inception. We were original formed to place and operate donut making machines.

Change in Control

On February 21, 2013, we entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Ilia Sachin (the “Seller”), Christopher Carmichael and Brenden Garrison (the “Purchasers”), whereby the Purchasers purchased from the Seller, 3,000,000 shares of common stock, par value $0.001 per share, of the Company (the “Shares”), representing approximately 80.21% of the issued and outstanding shares of the Company, for an aggregate purchase price of $150,000. Christopher Carmichael purchased 2,866,667 Shares, and Brenden Garrison purchased 133,333 Shares. As a result, Christopher Carmichael and Brenden Garrison became the majority shareholders of the Company. Prior to the closing of the transactions contemplated by the Stock Purchase Agreement, the Seller was our President, Chief Executive Officer, Chief Financial Officer, sole director, and majority shareholder. Following the close of the transaction, the former business operations ceased.

In connection with the Merger, we ceased all operations related to this business and succeeded to the business of Ubiquity-DE as our sole line of business.

Description of Business

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Merger refer to Ubiquity-DE, and for periods subsequent to the closing of the Merger refer to the Ubiquity-NV.

3

Overview

Ubiquity-DE was incorporated in the state of Delaware on February 12, 2007. We are a multimedia company focused on the intersection of cloud based, cross platform applications synchronized across all digital mediums for enhancing the digital lifestyle. Our corporate office is located in Irvine, CA, and we have our own studio operations. We are developing ubiquitous digital applications and digital content in connection with our intellectual property.

As society transitions from accessing information through search, to having products and services via apps, to ubiquitous content and devices, the nature of all products and services has changed. The consumer wants to access all of his/her information, services, files, and other important data, as well as information in the public domain, from anywhere using any device.

Ubiquity’s integrated cloud based platform with backend artificial intelligence is compatible with devices including tablets, phones, set top boxes, televisions and PCs. Our platform provides numerous distribution possibilities for the digital age placing our Company at the forefront of a new class of transmedia and Web 3.0 services.

We believe that content, search, and social content sharing are the driving forces behind viewership. The manner in which customers will experience and interact with content is essential and the inclusion of social media and other data streams can provide a complete, immersive experience. The manner in which companies will detect, track and identify elements within the content is crucial to capturing digital revenue. Channels containing our original programming, consumer-generated programming, footage from Hollywood archives, live camera broadcasts, interactive games and music, Transmedia products and services are the content foundation of the network and when combined with social networking and real-time data streams become a rich and highly relevant user experience.

We are able to provide services that engage a client’s intended audience and reach new audiences by providing interactive and customized interface with content and services that are both of high production value and are socially relevant.

Our goal is to be the leading provider of Web 3.0 technology products services with a special focus on the “Millennial Generation”, namely 13-35 year old consumers. The demand for multi-platform content is increasing dramatically, placing multi-screen content and services at the core of our content distribution strategy. We intend to harness the power of emerging Web 3.0 technologies and concepts to deliver content, entertainment and services to a consumer target that adopts new technology at a dizzying pace.

We have three significant areas from which to generate revenues:

•	Ubiquity Labs –Ubiquity’s cloud based, cross platform and AI engaging products are designed and built around its sustainable advantage in its patents.
•	Ubiquity Intellectual Property – Ubiquity’s sustainable advantage, an existing and growing portfolio of patents focused around the digital lifestyle Web 3.0
•	Ubiquity Studios – content creation and delivery focused on leveraging the digital lifestyle and Web 3.0 opportunity

Products and Services

Ubiquity Labs

We currently have development projects underway that are implementations of several of our patents. These initiatives have been designed from the beginning to be cloud based, cross platform, have Artificial Intelligence features and to take advantage of our sustainable advantages in our patents and trademarks.

Current projects in development include:

Sprocket Live

•	This application focuses on mobile devices, allows sports leagues, promoters and venue owners to offer an integrated, branded, application that gives their users the ability to connect socially, gather information about the event, purchase food and merchandise, watch highlights, participate in quizzes and polls and get very engaged with whatever event they are watching.

4

•	Sprocket Live is being built to be entirely modular and runs on top of the Ubiquity WEAV Web Services platform. It has direct application for sports leagues, team owners, concert promoters, venue owners, and can be easily customized for any type of use. License, customization, advertising and commerce revenue streams are all contemplated as part of the business model.

Sprocket White Label

•	This application is for a custom built sprocket application for the consumer that wishes to gain the ease of use, navigation, and capabilities the sprocket has to offer.

Sprocket Enterprise

•	The sprocket enterprise application is dedicated to bringing an enterprise solution to a consumer or company looking to add the navigation and customized tools the sprocket offers while using the already built sprocket platform.

The Immersive Platform

•	A proprietary platform designed to serve up an immersive 3D full-scale virtual world and immersive advertising, gaming and transmedia productions online, web-based ubiquitous platform and web-based cross platform delivery system.

The WEAV Platform

•	The WEAV platform is the foundation for all of our products and services. Based on a web services architecture and entirely cloud based, the WEAV platform integrates 3rd party services such as Facebook and Google and also provides centralized account management, demographic profiles, and behavioral history for ad targeting and commerce offers. WEAV Platform components include Publishing and Web Services, Media Compression, Media Hosting and Delivery, Commerce capabilities and Advertising Services.

Super Compression

•	Super Compression is an innovative new form of media compression that provides powerful new technical and business capabilities. It is highly efficient and also provides semantic understanding of what is contained in and identifying specific contents of each video file, which is key for enabling immersive advertising and commerce.

•	Super Compression provides semantic understanding by combining edge detection and object tracking to recognize objects and activity within a scene. This allows for the detection of logos, locations and consumer products which can then linked to offers and advertisements. This process can be executed on existing film libraries and/or on new content assets and can be applied to feature films, television programs, and user generated content.

•	Super Compression allows for intelligent sports television. The next generation TV, is based on a interactive engagement platform. Our Video intelligence provides the technology to generate information based on a robust proprietary patent pending logo and object detection. Coupled with the Ubiquity video greeter patent we create a truly interactive experience.

•	Our Video Intelligence with object recognition technology and combined with our object tracking methodology offers the ability to detect numbers and names on sport jerseys, helmets, cars, etc. in sports broadcasts. By integrating this technology with existing search and voice recognition technologies, our product can highlight a given player in a sports broadcast. As an example, a viewer can tell the television set to “highlight the running back” in a football game or track the statistics of a certain player.

5

•	Super compression also allows for the detection of objections such as guns that may be a threat to security and of license plates and tattoos and other objects which have numerous uses including military and law enforcement.

We believe that each of these projects above has multiple revenue streams attached to them at release including; license fees, subscription fees, e-commerce and transaction revenues advertising, sponsorship, affiliate and placement fees. These products have also been developed with potential OEM and white label partners in mind and can be easily licensed and re-skinned for specific partners and customers.

Ubiquity Intellectual Property

Beginning in 1998, our founders began researching, conceptualizing and then filing patents in a variety of core areas including; navigation, electronic and mobile commerce, mobile delivery of content and applications, immersive advertising and immersive experiences, video compression, social networking, mobile wallets, object and logo detection and a host of other inter related technologies and applications. These patents have led to Web 3.0. Our patents are currently in various stages of development and maturity and provide the foundation and sustainable advantage for our Company. We plan to generate revenue from the patent portfolio through licensing the use of the patents, and through the white label and enterprise development of software, and hardware products and services.

Ubiquity Studios

Our transmedia studios develop and deliver cross-platform live, video and film content targeted at a Web 3.0 experience. This content is designed to take advantage of the unique characteristics of multiple devices, while offering the user tightly integrated social components, to create a next-generation participatory viewing experience. This content is being developed in our own in house studios, by our creative team. The content can be delivered via traditional distribution methods, and as part of the licensed content, we retain the rights to distribute related content with our suite of product offerings.

Monetization is realized via traditional methods; production and licensing fees and advertising, but also through the addition of related content and merchandise sales on other platforms. We currently have multiple productions under development in the areas of Action Sports, Lifestyle and Entertainment Programming.

As a part of our unique transmedia capabilities, we provide services to select clientele who wish to retain our expertise. We are located in the center of the Entertainment industry in Southern California. We offer content creation and studio services to the select clientele within the media community. Ancillary revenue is realized in a services fashion whereby we are compensated on a retained basis for equipment, studio and staffing of specific third party projects. This presents an additional revenue stream when the Studios are not in use by our personnel. We maintain a database of talented camera operators, sound, lighting and post-production people available to be brought in on a contract basis as needed to staff third party projects.

Designed from the ground up for Digital Cinema Production and with the digital lifestyle in mind, Ubiquity’s 30,000 square foot digital media production facility is based in the rapidly growing research center in Irvine CA. Well positioned between LA’s booming film and television industry and San Diego’s expanding telecommunications research centers, Ubiquity Studios are a complete digital cinema solution and is ready for professional quality production of feature films, broadcast television properties and digital media.

Patents

Issued Patents

The following patents have been granted by USPTO:

•	Patent No.US 7,464,344 “Systems and Methods for Immersive Advertising,”

6

•	Patent No.US 8,533,632 “System and Method for Immersive Advertising,”
•	Patent No.US 8,527,906 “System and Method for Immersive Advertising,”
•	Patent No. US 7,590,556 “System and Method for Providing Lifestyle Specific Information Services, and Products Over a Global Computer Network Such as the Internet”
•	Patent No. US 7,588,180 “Multi-Application Smart Card with Currency Exchange, Location Tracking, and Personal Identification Capabilities,”
•	Patent No.US 7,913,919 “Multi Application Smartcard with Currency Exchange, Location, Tracking and Personal Identification Capabilities,”
•	Patent No.US 8,479,981 “Multi-Application Smart Card with Currency Exchange, Location Tracking, and Personal Identification Capabilities,”
•	Patent No.US 7,953,452 “Cellular Multiscreen System,”
•	Patent No.US 8,265,707 “Cellular Multiscreen System,”
•	Patent No.US 7,996,788 “System and Method for Navigating a Dynamic Collection of Information,”
•	Patent No.Taiwan 351,637 “System and Method for Navigating a Dynamic Collection of Information,”
•	Patent No.US 8,032,113 “Value Added Transaction Gateway for Video Clips,”
•	Patent No. US 8,040,216 “Virtual Entry Assistant Using Automated Greeter” (Virtual Security Guard),
•	Patent No.US 8,155,947, “Multi-Lingual Translation System Using Character Set,”
•	Patent No.US 8,170,239 “Virtual Recording Studio and Virtual Visual Experience Systems,”
•	Patent No.US 8,311,901 “Method and Systems for Distributing products via a wide-area network such as the Internet,”
•	Patent No.US 8,401,083 “Extreme Video Compression over a Fixed Bandwidth Channel,” and
•	Patent No.US 8,467,775 “Digital Data Compression in a Cellular Phone.”

Patent Applications:

The following patent applications have been filed and are in the process of being reviewed by USPTO:

•	Patent Application No. 13/205,422 “Sprocket Shaped User Interface for Navigating a Dynamic Collection of Information,”
•	Patent Application No. 12/536,358 “System and Method for Providing Lifestyle Specific Information, Services, and Products Over a Global Computer Network Such as the Internet,”
•	Patent Application No. 14/023,137 “Systems and Methods for Immersive Advertising,”
•	Patent Application No. 11/782,448 “Fly Buy Coupon System,”
•	Patent Application No. 11/866,937 “Internet Media Experience Compression Scheme,”
•	Patent Application No. 11/866,943 “Video Enhancement Internet Media Experience,”
•	Patent Application No. 11/854,454 “Video Transmitting Over Cellular Carrier,”
•	Patent Application No. 13/004,592 Video Compression Techniques Using Encoding
•	Patent Application No. 13/305,304 WEAV Video Super Compression System
•	Patent Application No. 11/959,076 “Cell Phone with Personalization of Avatar,”
•	Patent Application No. 11/958,343 “Interactive Puzzle Game over a Portable Device,”
•	Patent Application No. 11/852,135 “Mobile Movie Editing System,”
•	Patent Application No. 12/652,585 “My Faves Section for a Website,”
•	Patent Application No. 13/176,313 “Video over Internet to Multiple Display Devices” (IP Streaming),
•	Patent Application No. 12/721,945 “Tagging Video Content,”
•	Patent Application No. 12/753,895 “Medical Scan Clip on for a Portable Device,”
•	Patent Application No. 12/754,339 “On the Go Karaoke,”
•	Patent Application No. 12/860,147 “Message Over Cell Phone System,”
•	Patent Application No. 13/184,687 “Movie Book,”
•	Patent Application No. 13/221,309 “Mobile Gift Card,”

7

•	Patent Application No. 13/529,735 “Video Cell Phone Messenger,”
•	Patent Application No. 13/535,081 “Web 3.0 Content Aggregation, Delivery and Navigation System,”
•	Patent Application No. 13/890,075 “Intelligent Video System Using Electronic Filter,”
•	Patent Application No. 13/775,462 “Feature Detection Filter Using Orientation Fields (MOFF),"
•	Patent Application No. 13/854,784 “Transmedia Storytelling Tracking and Mapping System.”

Provisional Patent Applications:

The following patent applications have been filed with USPTO on a provisional basis:

•	“Intelligent TV,”
•	“Security Intelligence System,”
•	“Social Timeline,”
•	“System and Method for Mobile Gift Distribution.”

The Industry

Ubiquity is at the cross section of multiple industry’s primarily Media and Technology. The Company’s products, technology, and IP portfolio serve a multitude of industries and create added value to these industries with its arsenal of products and services Ubiquity’s “Switzerland” mentality allows for its focus to not be on one particular industry segment, but instead allows for greater diversity and the ability to have “ubiquitous” products and services.

Business Strategy

Ubiquity is focused on the intersection of cloud based cross platform applications synchronized across all screens for enhancing the digital lifestyle.  With its corporate office in Irvine, CA, and its own studio operations, Ubiquity is developing ubiquitous digital applications and digital content in connection with its intellectual property.  Ubiquity’s technology is seamless, simplistic, and extremely intuitive.

We seek to be a leader in the transition from traditional network media delivery to the ubiquitous distribution of content using Web 3.0 methods and technologies along with related IP and complementary content. Web 3.0 is an industry accepted term that represents the combination of motion graphics, video, television, digital cinema, social media and rich data APIs into a cohesive and consumer friendly experience.

We provide a unique ubiquitous Web 3.0 integrated network of applications and associated content, where the distribution of the content is not platform specific. Our patents and patent pending technologies and methodologies are designed to advance broadcast distribution, enrich the consumer experience, and leverage revenue opportunities. Our objective is to enable consumers to share their lives, interacting ubiquitously, sharing distinctive and compelling content, whenever and wherever they choose. Using our unique intellectual property library, we intend to become a leading source of Web 3.0 applications and content for our target market of 13-32 year olds.

We intend to engage our audience and reach new audiences by providing next generation software applications and content, that are supported by strong intellectual property that are both organic and viral. The demand for transmedia content is increasing worldwide, placing transmedia applications and content at the core of our distribution strategy. We intend to harness cloud technology, the Web and wireless, networks, utilizing our own patent pending interface, navigation and compression technologies, to deliver entertainment to a hungry consumer appetite that adopts new technology at a dizzying pace.

Teens and young adults are using cross platform applications such as YouTube, Facebook, Twitter, Instagram and others to view content, create and distribute content and interact with friends. These sites offer an outlet for expression, but one that provides limited capability, forcing these consumers to utilize multiple sites and applications to consume, distribute and share content. Our transmedia services will give these consumers the mobility, technology and applications that will satisfy their demand for content, diversity, and ease of use.

8

Customers

Ubiquity offers a common platform that creates added value to a multitude of consumer and enterprise customers. Ubiquity’s robust solution for accessing and managing cloud based content across all platforms and media devices is a dynamic solution for enterprise customers and consumers who have a digital lifestyle. A “ubiquitous” interface to web and mobile content gives Ubiquity a seemingly endless opportunity in the marketplace for customers both business and consumers. Ubiquity is not re-inventing the wheel but rather focuses on giving enterprise customers an added value to their existing cloud based infrastructure, and consumers personalized digital lifestyle experience every time they use their digital device.

Competition

Although our business is multi-faceted, from a consumer facing product perspective, competitors may include media and social aggregation products from startups and companies in existence today such as, Instagram, Vine Flipboard, Pulse etc., as well as traditional program and grid-guide providers such as Rovi, TV Guide, and Zap2it etc. We may face competition from a number of large companies that have expertise in developing online commerce, content distribution, social networking, online readers, and mobile cross platform products and in facilitating online interaction such as Google, FaceBook, You Tube, Apple, Microsoft, American Express and others. In addition, companies that control access to transactions through cross platform access could promote competitors or charge us substantial fees for inclusion. That being said Ubiquity offers a value adding solution to the above mentioned potential competition with its interactive cloud based navigation and content management products. It is the intention of the company to do business with these companies and create customers out of them not competitors. Ubiquity’s competitive advantage within the industry is based on its extensive IP portfolio which allows Ubiquity’s product and added luxury and protection that many companies don’t have.

Marketing, Sales and Distribution

We plan to utilize a variety of marketing tactics to gain awareness and market share for its consumer and platform products ranging from traditional consumer marketing to viral and guerilla marketing techniques.

Traditional Marketing Methods

We plan to capitalize on a combination of lead user references, bloggers, public relations initiatives, viral marketing and targeted media placements, shifting the mix over time as traffic expands.

We will use our corporate website, press releases, participation in tradeshows and events to continue to gain awareness for the company, its products and programming. We plan to also drive partnerships with digital app store partners such as Apple, Google, Amazon and Microsoft to derive distribution for its software applications and content.

We will endeavor to recruit leading edge users and bloggers to generate excitement and to provide site feedback. Simultaneously, we plan to initiate an aggressive public relations effort, utilizing a premier agency. The focus will naturally shift toward viral marketing, stimulated by social networking. The Company intends to drive excitement and word-of-mouth, including hands on promotions, and cross branding with certain advertisers.

Social and Viral Marketing Methods

We will also use social, viral and search engine optimization based methods to gain awareness, our products and services including YouTube, Facebook, Instagram, and Twitter promotion, as well as Search Engine Optimization and Marketing. Additionally, we plan to have contests, events and word of mouth campaigns that spread our products and services. Our products and services are social in nature and as users download and take advantage of the services integrated into Sprocket, the users themselves will organically spread the word about the availability and quality of the experience.

We will supplement the public relations and viral marketing with web and mobile advertising targeting sites, shows and content that attracts our target market and those that also permit rich, immersive advertising. Finally, we will reach out to technical bloggers and writers, trade shows and fund select placements in theaters and other corporate avenues.

9

Research and Development

Research and development costs over the last two fiscal years are $1,133,749 and $432,169 for the years ended December 31, 2011 and December 31, 2012. These costs are primarily related to the cloud-based products being developed out of Ubiquity labs such as the Sprocket, WEAV, Compression, Video Intelligence and others.

Facilities

Located at 9801 Research Dr, Irvine CA. Designed from the ground up for Digital Cinema Production and with the digital lifestyle in mind, Ubiquity’s 30,000 square foot digital media production facility is based in the rapidly growing research center in Irvine CA. Well positioned between LA’s booming film and television industry and San Diego’s expanding telecommunications research centers, Ubiquity Studios are a complete digital cinema solution and is ready for professional quality production of feature films, broadcast television properties and digital media.

On October 7, 2010, Ubiquity Broadcasting Corporation entered into a 5 year lease for a new building in the city of Irvine, CA. The new lease is to commence in the month of March, 2011. In the first and second quarters of 2011, Ubiquity experienced heavy leasehold improvements and fixed asset additions as they upgraded from an 8,629 sq. ft. building to a larger more accommodating 23,450 sq. ft. facility. Lease payments will increase from $18,250 to $37,934 monthly net and increase by roughly 3% annually. Pre-paid rent booked in 2010 will be taken in months 4, 12, 19, 24, and 30 respectively.

Minimum annual rent is as follows for the initial term of the lease:

Year ended December 31, 2013	$498,993
2014	519,194
2015	539,701
2016	136,212
Total lease commitment	$1,694,100

Employees

As of September 20, 2013, the Company has 18 full-time employees.

Governmental Regulations

We are affected by laws and regulations that apply to businesses in general, as well as to businesses operating on the Internet. This includes a continually expanding and evolving range of laws, regulations and standards that address information security, data protection, privacy, consent and advertising, among other things. By providing a medium through which users can post content and communicate with one another, we may also be subject to laws governing intellectual property ownership, obscenity, libel, and privacy, among other issues.

Legal Proceedings

Arbitration with Space150

In November of 2006, the Company engaged Space150 to provide website development services. In an arbitration proceeding, Space150 was awarded $1,008,972.40 on June 13, 2008 (the “Award”). Ubiquity was prohibited from an appeal of the ruling. Ubiquity and the Company (collectively, the “Respondents”) have entered into a payment agreement with Space150, pursuant to which the Respondents have paid Space 150 $855,000 and agreed to pay $45,000 on the last day of each calendar quarter until the Award has been paid in full. The first quarterly payment was paid on March 31, 2009. The Chairman of the Company’s Board of Directors, Mr. Christopher Carmichael has provided a personal guarantee for the payment of the Award. Upon full payment of the Award, Space150 shall provide “as-is” the complete source code and work product prepared by Space150 and also transfer the domain names “we-av.net” and “we-av.com”. As of June 30, 2013 and December 31, 2012, respectively, Ubiquity owed Space 150, LLC $153,972 and $273,972. The amounts are personally guaranteed by Chris and Connie Carmichael.

The Company currently is paying the settlement agreement of XS Networks, Inc. to protect its patented and trademarked interest. On April 9, 2008, XS Network settled its case with Kazuyoshi Kiyota for a total amount of $375,000. Payments in the amount of $30,000 were due and payable on the 1st of April and October until the balance was paid in full. Final payment was made in April, 2013. The balance of settlement was $0 and $30,000 as of June 30, 2013 and December 31, 2012, respectively.

10

Recent Developments

Acquisition of the Social Mashup and IPTV

On July 12, 2013, the Company acquired intangible assets, including the Social Mashup and IPTV, from Think Design Media Inc., a California corporation, for 597,950 shares of common stock valued at $4.00 per share for a total purchase price of $2,391,800.

The Social Mashup is a series of Application Programming Interfaces (“APIs”) that help small and medium-sized businesses manage their social media presence. The complete suite consists of 6 APIs: SocialMedia Share, SocialMedia Stream, SocialMedia Votes, SocialMedia Analytics, SocialMedia Expressions, and SocialMedia Login ID.

SocialMedia Share allows businesses to easily add sharing buttons to their Web sites from all of the major social networks, and track that activity of the shared content through their dashboard. SocialMedia Stream aggregates all of a company's social media feeds into a single wall on their Web site. It also takes comments made on the site, or on any of the social media platforms, and ensures that they are synced across all of the others.

SocialMedia LoginID is a set of tools that enables user login using an existing social media account from Facebook, Twitter, Google, Yahoo!, or LinkedIn. The tool uses this information to help the company personalize information for its visitors.

SocialMedia Votes is a content and poll module that allows a company to implement, and share opinions and results across entire social networks using SocialMedia Stream. The data shared via these polls and contests can be tracked through the API’s dashboard. SocialMedia Analytics is a tool that provides companies with a broad set of traffic data on the social engagement of its users. The tool tracks information including name, age, gender, interests and activities, and is able to analyze data from all of The Social Mashup tools.

IPTV provides Web video publishers and broadcasters with an alternative way to create and deploy video applications that transform standard online videos into interactive, multi-dimensional, personalized user experiences. By adding advertising and other layered content to Web videos, the platform and technology creates new revenue streams for content providers, increasing their ROI and their user base. IPTV also allows the publisher to retain control of their content rather than giving it to a third party that takes a disproportionate amount of the revenue, and gains access to their proprietary viewer data.

IPTV's social media APIs make it easy for viewers to login and share video from the platform. It has a robust analytics dashboard that gives publishers access to detailed information about the viewing patterns of any video that they upload. IPTV also allows for elements tagged within the video to link to an eCommerce backend that makes programming shoppable.

IPTV for archived video is available today; we also believe the platform will support live streaming in Q4 2013.

Acquisition of Gift Sender

Additionally on July 12, 2013, the Company acquired intangible assets, including Gift Sender, from Think Mobile, Inc., d/b/a GiftSender, a Delaware corporation, for 597,950 shares of common stock valued at $4.00 per share for a total purchase price of $2,391,800.

Gift Sender is an application that lets people purchase, send, redeem, or swap a gift card on a mobile device. In 2012 over $100 billion was spent on gift cards in the US. Mobile gift cards offer significant benefits over the old plastic cards. They can be saved in a "wallet" on the owner's mobile device, they can display realtime balance information, and they can be bought and sent without having to travel to a physical location like a grocery store to make the purchase.

11

Gift Sender has introduced a number of new features that make its gift cards more useful that most other mobile gift card apps. In addition to the more than 100 retailer and restaurant gift cards, the company has created its own currency called "Gift Sender Bucks". Gift Sender Bucks are the same as cash in the app, and can be redeemed by converting them into gift cards at any time. The company expects that Gift Sender Bucks will be a popular option when the sender wants to give the recipient the flexibility to pick their own gift.

The recipient of Gift Sender Bucks has the ability to redeem them for exactly the amount of a transaction. If the user wants to make a purchase of $23.67 they no longer need to purchase a $25 gift card, as they do in every other mobile gift card app, and then get stuck with a $1.33 balance that they will never use. This solves one of the major pain points of gift card usage, not only for the recipients, but also for the issuers who have to carry any unredeemed amount as a liability on their balance sheets.

Gift Sender also lets users "regift" a gift card that they receive by forwarding it, as new, to someone else. And in a first for a mobile app, Gift Sender lets users swap a gift card with a friend. If one person receives a card for a store that they do not like, they are able to swap it with a friend who may also have an unwanted card. Gift Sender facilitates the swap and takes a fee for the transaction.

GiftSender is available on all iOS and Android devices.

Acquisition of ZoneBox

Also on July 12, 2013, the Company acquired intangible assets, including ZoneBox, from Biznexion, Inc., a Delaware corporation, for 54,100 shares of common stock valued at $4.00 per share for a total purchase price of $216,400.

Zonebox is a cloud-based communication, collaboration, and content management system. The platform allows users to store, organize, and share files. It is Web-based tool and is offered on a SaaS subscription model with different pricing tiers based on the amount of storage used. The platforms provides networking applications to interact with anyone in a defined environment. It is designed to be an easily user configured intranet without the need for significant IT support.

Zonebox is a feature rich platform that has a range of tools necessary to manage a small work group or a large enterprise. It includes drag-and-drop file storage which enables easy sharing of documents, images, spreadsheets, or other data with others within their Zonebox network. There is a wall where people can comment on projects or share information; users can set permissions on all of their content and posts to limit sharing with the entire work group or only selected people.

And Zonebox has a variety of proprietary communication tools that are integrated into the platform. There is a messaging system for sharing internal emails. And there are Web-based text, audio, and video chat tools that allow secure connections between any two people in the organization, with the whole organization, or any subset thereof. There is also a group calendar application with sharing and notification capabilities.

Zonebox is built to work across platforms with all data stored in the cloud. It is built in .Net with data uploaded to Windows Azure Cloud Storage. The front end is built in Java Script and HTML5 to ensure application portability.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

This discussion should be read in conjunction with the other sections of this Report, including “Risk Factors,” “Description of Business” and the Financial Statements attached hereto pursuant to Item 9.01 and the related exhibits.  The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Report.  See “Forward-Looking Statements.” Our actual results may differ materially.

12

Overview

We are a multimedia company focused on the intersection of cloud based, cross platform applications synchronized across all digital mediums for enhancing the digital lifestyle. Our corporate office is located in Irvine, CA, and we have our own studio operations. We are developing ubiquitous digital applications and digital content in connection with our intellectual property.

Merger Agreement

On March 5, 2013, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ubiquity Acquisition Corporation, a Nevada corporation and our wholly-owned subsidiary (“Ubiquity Acquisition”), and Ubiquity Broadcasting Corporation, a Delaware corporation (“Ubiquity”).

On September 20, 2013, Ubiquity Acquisition merged with and into Ubiquity in a statutory reverse triangular merger (the “Merger”), with Ubiquity surviving as a wholly-owned subsidiary of the. At the closing of the Merger, we issued Ubiquity shareholders one share of our common stock, par value $0.001 per share for each share of Ubiquity’s common stock, par value $0.001. As a result of the Merger, we became a multimedia company focused on the intersection of cloud-based cross platform applications synchronized across all screens for enhancing the digital lifestyle.

Plan of Operations

Ubiquity plans to offer its products and services to a multitude of industries, partners, and consumers alike. The company’s cloud based Artificial intelligence engine, content management and navigation system, and competitive advantage afforded to them by its IP portfolio have created interest and active discussions with multiple partners that may or may not lead to revenue. Ubiquity has taken pride in its ability to serve multiple industries and to deliver a product that is truly a “ubiquitous” solution to the way people use media devices and interact with all types of content in the cloud based world. The company has spent over a decade on its IP portfolio and is in the process of monetizing the products and patents.

Results of Operations

Comparison for the three and six months ended June 30, 2013 and 2012

Net Revenue

Net revenue was $15,908 and $38,987 for the three and six months ended June 30, 2013, respectively, as compared to $72,033 and $115,831 for the three and six months ended June 30, 2012. This decrease is primarily attributable to the company having historically experienced inconsistent revenue streams. This inconsistency is related to event driven nature of its historical revenue. Going forward management anticipates earning revenue from a variety of new sources developed through its Ubiquity Labs products and services; therefore management does not expect inconsistency in its revenue on a gong forward basis.

Total Cost of Sales

Cost of sales was $10,181 and $25,382 for the three and six months ended June 30, 2013, respectively, as compared to $44,949 and $92,181 for the three and six months ended June 30, 2012. The decrease in cost of sales is primarily attributable to the company having historically experienced inconsistent revenue streams. These inconsistent revenue streams created less cost of sales in consideration of the lower revenues. Management does not expect inconsistency in its revenue on a gong forward basis.

Gross profit

Gross profit was $5,727 and $13,605 for the three and six months ended June 30, 2013, respectively, as compared to $27,084 and $23,650 for the three and six months ended June 30, 2012. This decrease is primarily attributable to the company having historically experienced inconsistent revenue streams. This inconsistency is related to event driven nature of its historical revenue. Going forward management anticipates earning revenue from a variety of new sources developed through its Ubiquity Labs products and services; therefore management does not expect inconsistency in its revenue on a gong forward basis.

13

Net Loss

Net Loss was ($1,778,909) and ($3,854,188) for the three and six months ended June 30, 2013, respectively as compared to ($1,235,849) and ($2,568,060) for the three and six months ended June 30, 2012. This decrease is primarily attributable to the company having historically experienced inconsistent revenue streams. This inconsistency is related to event driven nature of its historical revenue. Going forward management anticipates earning revenue from a variety of new sources developed through its Ubiquity Labs products and services; therefore management does not expect inconsistency in its revenue on a gong forward basis.

Comparison for the years ended December 31, 2012 and 2011

Net Revenue

Net revenue was $224,967 for the year ended December 31, 2012, as compared to $692,777 for the year ended December 31, 2011. This decrease is primarily attributable to the company having historically experienced inconsistent revenue streams. This inconsistency is related to event driven nature of its historical revenue. Going forward management anticipates earning revenue from a variety of new sources developed through its Ubiquity Labs products and services; therefore management does not expect inconsistency in its revenue on a gong forward basis.

Total Cost of Sales

Cost of sales was $161,150 for the year ended December 31, 2012 as compared to $412,269 for the year ended December 31, 2011. The decrease in cost of sales is primarily attributable to the company having historically experienced inconsistent revenue streams. These inconsistent revenue streams created less cost of sales in consideration of the lower revenues. Management does not expect inconsistency in its revenue on a gong forward basis.

Gross profit

Gross profit was $63,817 for the year ended December 31, 2012, as compared to $280,508 for the year ended December 31, 2011. This decrease is primarily attributable to the company having historically experienced inconsistent revenue streams. This inconsistency is related to event driven nature of its historical revenue. Going forward management anticipates earning revenue from a variety of new sources developed through its Ubiquity Labs products and services; therefore management does not expect inconsistency in its revenue on a gong forward basis.

Net Loss

Net Loss was ($11,383,478) for the year ended December 31, 2012, as compared to ($12,150,896) for the year ended December 31, 2011. This decrease is primarily attributable to the company having historically experienced inconsistent revenue streams. This inconsistency is related to event driven nature of its historical revenue. Going forward management anticipates earning revenue from a variety of new sources developed through its Ubiquity Labs products and services; therefore management does not expect inconsistency in its revenue on a gong forward basis.

Liquidity and Capital Resources

Cash requirements for, but not limited to, working capital, capital expenditures, and debt repayments have been funded from cash balances on hand, revolver borrowings, loans from officers, notes payable.

At June 30, 2013, we had cash and cash equivalents of $99,144 as compared to $118,663 as of December 31, 2012, representing a decrease of $19,519.

The cash flow used in operating activities increased to ($2,655,479) for the six months ended June 30, 2013 compared to (2,181,228) for the six months ended June 30, 2013.

The cash flow from financing activities increased to net cash provided of $3,060,252 for the six months ended June 2013, as compared to net cash provided of $2,474,513 for the six months ended June 30, 2012.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has negative working capital, has incurred operating losses each of the past two years, and has not yet produced continuing revenues from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern. Management anticipates that it will be able to raise additional working capital through the issuance of stock and through additional loans from investors.

The ability of the Company to continue as a going concern is dependent upon the Company’s ability to attain a satisfactory level of profitability and obtain suitable and adequate financing. There can be no assurance that management's plan will be successful.

14

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flows.

Critical Accounting Policies

Our significant accounting policies are presented in our notes to financial statements for the period ended December 31, 2012 and fiscal year 2011, which are contained in the Company’s 2012 Annual Report on Form 10-K. The significant accounting policies that are most critical and aid in fully understanding and evaluating the reported financial results include the following:

The Company prepares its financial statements in conformity with GAAP. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that these estimates are reasonable and have been discussed with our board of directors; however, actual results could differ from those estimates.

We issue restricted stock to consultants for various services.  Cost for these transactions are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.  The value of the common stock is measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty's performance is complete.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Risk Factors

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals.  If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected.  In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

Risks Related to our Business

We have a history of operating losses and there can be no assurance that we can achieve or maintain profitability.

We have a history of operating losses and may not achieve or sustain profitability. We cannot guarantee that we will become profitable. Even if we achieve profitability, given the competitive and evolving nature of the industry in which we operate, we may be unable to sustain or increase profitability and our failure to do so would adversely affect the Company’s business, including our ability to raise additional funds.

We face intense competition. If we do not continue to innovate and provide products and services that are useful to users, we may not remain competitive, and our revenues and operating results could be adversely affected.

Our business is rapidly evolving and intensely competitive, and is subject to changing technology, shifting user needs, and frequent introductions of new products and services. We have many competitors and the barriers to entry in this industry are relatively low, therefore, it is easy for other companies to enter this industry. Our current and potential competitors range from large and established companies to emerging start-ups. Established companies have longer operating histories and more established relationships with customers and users, and they can use their experience and resources in ways that could affect our competitive position, including by making acquisitions, investing aggressively in research and development, aggressively initiating intellectual property claims (whether or not meritorious) and competing aggressively for advertisers and websites. Emerging start-ups may be able to innovate and provide products and services faster than we can.

15

Our competitors are constantly developing innovations in web search, mobile and online advertising, and web-based and mobile-application-based products and services. As a result, we must continue to invest significant resources in research and development, including through acquisitions, in order to enhance our video management technology and our existing products and services, and introduce new products and services that people can easily and effectively use. If we are unable to provide quality products and services, then our users may become dissatisfied and move to a competitor’s products and services.

Our business depends substantially on the continuing efforts of our senior management and other key personnel, and our business may be severely disrupted if we lost their services.

Our future success heavily depends on the continued service of our senior management and other key employees. If one or more of our senior executives are unable or unwilling to continue to work for us in their present positions, we may have to spend a considerable amount of time and resources searching, recruiting, and integrating the replacements into our operations, which would substantially divert management’s attention from our business and severely disrupt our business. This may also adversely affect our ability to execute our business strategy. Moreover, if any of our senior executives joins a competitor or forms a competing company, we may lose customers, suppliers, know-how, and key employees and sales people within the network marketing system.

Our senior management’s limited experience managing a publicly traded company may divert management’s attention from operations and harm our business.

Our senior management team has no experience managing a publicly traded company and complying with federal securities laws, including compliance with recently adopted disclosure requirements on a timely basis.  Our management will be required to design and implement appropriate programs and policies in responding to increased legal, regulatory compliance and reporting requirements, and any failure to do so could lead to the imposition of fines and penalties and harm our business.

The Company’s Management will have broad discretion to change the Company’s business plan.

In order to respond to market changes, the Company’s management may from time to time make changes to the business of the Company without notice to or prior approval from the shareholders. There are certain risks associated with such changes. As a strategic response to changes in the competitive environment, the Company may from time to time make certain pricing, service or marketing decisions or business combinations that could have a material adverse effect on the Company’s business, results of operations and financial condition.

We may be unable to attract and retain qualified, experienced, highly skilled personnel, which could adversely affect the implementation of our business plan.

Our success depends to a significant degree upon our ability to attract, retain and motivate skilled and qualified personnel. As we become a more mature company in the future, we may find recruiting and retention efforts more challenging. If we do not succeed in attracting, hiring and integrating excellent personnel, or retaining and motivating existing personnel, we may be unable to grow effectively. The loss of any key employee, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industries could harm our business.

Our products may infringe the intellectual property rights of third parties, and third parties may infringe our proprietary rights, either of which may result in lawsuits, distraction of management and the impairment of our business.

As the number of patents, copyrights, trademarks and other intellectual property rights in our industry increases, products based on our technology may increasingly become the subject of infringement claims.  Third parties could assert infringement claims against us in the future. Infringement claims with or without merit could be time consuming, result in costly litigation, cause product shipment delays or require us to enter into royalty or licensing agreements.  Royalty or licensing agreements, if required, might not be available on terms acceptable to us, or at all.  We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights.  Litigation to determine the validity of any claims, whether or not the litigation is resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel from productive tasks.  If there is an adverse ruling against us in any litigation, we may be required to pay substantial damages, discontinue the use and sale of infringing products, and expend significant resources to develop non-infringing technology or obtain licenses to infringing technology. Our failure to develop or license a substitute technology could prevent us from selling our products.

16

We will incur increased costs as a result of being a public company.

We will face increased legal, accounting, administrative and other costs and expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, including the requirements of Section 404, as well as new rules and regulations subsequently implemented by the SEC, the Public Company Accounting Oversight Board (the “PCAOB”), impose additional reporting and other obligations on public companies. We expect that compliance with these public company requirements will increase our costs and make some activities more time-consuming. A number of those requirements will require us to carry out activities we have not done previously.  For example, we will adopt new internal controls and disclosure controls and procedures. In addition, we will incur additional expenses associated with our SEC reporting requirements. Furthermore, if we identify any issues in complying with those requirements (for example, if we or our accountants identify a material weakness or significant deficiency in our internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect us, our reputation or investor perceptions of us. We also expect that it will be difficult and expensive to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified persons to serve on the Company’s board of directors or as executive officers. Advocacy efforts by stockholders and third parties may also prompt even more changes in corporate governance and reporting requirements. We expect that the additional reporting and other obligations imposed on us by these rules and regulations will increase our legal and financial compliance costs and administrative fees significantly. These increased costs will require us to divert a significant amount of money that we could otherwise use to expand our business and achieve our strategic objectives.

We expect our results to fluctuate significantly.

Our operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside of our control. These factors include Application and Content development costs, demand for Web-based and mobile advertising, acceptance of the Web and Mobile Applications as an advertising medium, lack of promotion in platform App Stores, the adoption of our Web and Mobile applications, the advertising budgeting cycles of advertisers, the amount and timing of capital expenditures, costs associated with our intellectual property and other costs relating to the expansion of our operations, the introduction of our new or enhanced services or our competitors, the timing and number of new hires, sub contracted services, professional services, rate changes for Web and Mobile advertising as a result of competition or otherwise, the loss of key advertising contracts or relationships, changes in our pricing policy or those of our competitors, the composition of our advertisements sold, engineering or development fees that may be paid in connection with adding new website development and publishing tools, software application development costs, content not attractive potential licensees and distribution partners, IP not attractive to potential licenses or partners, technical difficulties with our software offerings, incurrence of costs relating to future acquisitions, general economic conditions, and economic conditions specific to the Internet and Wireless Industries or all or a portion of the technology sector.

As a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service or marketing decisions or business combinations that could have a material adverse effect on our business, results of operations and financial condition. In order to accelerate the promotion of our brand, we intend to significantly increase our advertising, promotion and marketing budget. A substantial increase in advertising, promotion and marketing expenditures may have a negative impact on our results of operations. Additionally, we cannot make any assurance that our advertising, promotion and marketing expenditures will have a positive impact on the Company at some point in the future.

We have not yet released our Web 3.0 applications, and have not yet acquired subscribers, customers or licensees.

To date, we have had limited sales of products or services, and have limited licensing arrangements. We have not established a marketing force to promote any products, services or IP. Our primary communication and sales channels are expected to be through direct relationships, on-line efforts, app stores and traditional media. If we are unable to effectively communicate, drive user and licensee’s interest and sell subscribers, our operating results may suffer.

17

The profitability of our Web 3.0 business model is unproven.

Our business model depends upon our ability to leverage the implementation of our Web 3.0 application and content, along with relevant intellectual property to generate multiple revenue streams. The potential profitability of this business model is unproven, and, to be successful, e must, among other things, develop and market solutions that achieve broad market acceptance by its targeted users, appropriate licensees, and Broadcast viewers. This model has been under construction for a limited period of time and, as a result, is unproven. Moreover, there can be no assurance that our implementation of Web 3.0, the supporting software applications, IP and content, or our services and brand will achieve broad market acceptance. Accordingly, no assurance can be given that our business model will be successful or that we can sustain revenue growth or generate significant profits.

Ubiquity may be unable to enter into or sustain business and strategic alliances.

We intend to partner with other companies to extend its ability to reach its target market, to reduce its costs, to shorten product lifecycles, access desirable content and generate significant revenues. If we are unable to forge or maintain those alliances, our costs could increase, products might experience delays getting to market, certain content might not be available for distribution to our consumers and subscribers and projected revenues could suffer. Additionally, the failure to reach agreements with potential partners and licensees could reduce the number of potential customers who are aware of, or motivated to consume our products services and content. These relationships may require us to spend significant financial, personnel and administrative resources from time to time. Furthermore, our technologies and content may compete with the technology and content of our partners. This competition may adversely affect Ubiquity’s relationships with its partners and licensees, which could adversely affect Ubiquity’s business and revenue.

A portion of Ubiquity’s business model relies on its ability to generate significant cross platform application revenues and premium service sales, of which there can be no assurance.

We expect to derive revenues from our software cross platform products from the sale of premium services, including sales on the internet, wireless devices and IPTV platforms. Our cross platform software application strategy is to continue to emphasize premium services as a method of generating revenues. Our current business model related to cross platform software applications is therefore highly dependent on, the adoption of our cross platform software products. Our ability to generate significant revenues will also depend on, among other things, our ability to attract customers for our cross platform products and services. There can be no assurance that the market will continue to be sustainable, and should it decline, our business, results of operations and financial condition may be materially and adversely affected. .

Our software applications and intellectual property are under development, and remain subject to development delays, system failures, capacity constraints and technological risks.

Our software applications and intellectual property are currently under development, with most of the related networking infrastructure hosted in the cloud. The scalability and performance of our cloud-based offerings will be critical to our business and reputation and its ability to attract and sustain customers, users and commerce partners to our application and IP portfolio. Any system failure in the cloud, for any reason, that causes an interruption in service or a decrease in responsiveness of our applications and IP could result in bad press, user complaints and subscriber churn and, if sustained or repeated, could impair our reputation and the attractiveness of our brand name. While we intend to partner with a cloud-based computing organization that maintains multiple, redundant systems for all critical operational areas, there can be no assurance that such systems will be successful one hundred percent of the time.

We plan to back up critical media by rotating into off site archives to ensure data integrity should catastrophic events occur on site. We cannot, however, guarantee that access to the cloud will be uninterrupted, error-free or completely secure. Any failure of selected cloud computing partner’s server and networking systems to handle current or increased volumes of traffic could have a material adverse effect on our business, results of operations and financial condition.

18

Additionally, an increase in the use of our applications could strain the capacity of selected providers systems, which could lead to slower response time or system failures. Subsequent slowdowns or system failures could adversely affect the speed and responsiveness of our offerings and could diminish the experience for our customers and subscribers which would reduce the traffic coveted by advertisers and commerce partners, and, thus, could reduce our revenues.

The successful delivery of our services is also dependent in substantial part upon the ability of the selected cloud computing infrastructure provider to protect our servers and network infrastructure against damage from human error, terrorism, fire, flood, power loss, telecommunications failure, and sabotage, intentional acts of vandalism, earthquake, network outages, and similar events. In addition, our selected cloud-based computing partner has primary servers and network infrastructure that are anticipated to be located in Southern California, an area susceptible to earthquakes, which also could cause system outages or failures if one should occur. Despite precautions taken by and planned to be taken by us, including the mirroring of backup servers outside of California, the occurrence of natural disasters or other unanticipated problems at their respective facilities could result in interruption in our planned services. The replication of servers at a location outside California will impose a financial burden that could have an adverse effect on our financial condition. Despite the planned implementation of network security measures, partner servers may be vulnerable to computer viruses, break-ins, and similar disruptions from unauthorized tampering. The occurrence of any of the events described in this section could result in interruptions, delays or cessation in service, which could have a material adverse effect on our business, results of operations and financial condition. In addition, our reputation and brand could be materially and adversely affected by any such events.

Our success depends on the quality of our software applications, the strength of our patents and the attractiveness of our content to the targeted demographic, which remains untested and unproven.

Although we have entered into an agreement to design and develop our Web 3.0 software applications, and associated content, no content or services have been deployed yet. As such, any content or services that are under development are untested and unproven. As part of our Web 3.0 suite of applications, we expect to rely on freely available data APIs to augment software that is currently under development. We plan to blend our intuitive user interface with professionally produced content, along with user-derived content in our targeted content offerings. Internet delivery of traditional broadcast programming has gained widespread acceptance, however is subject to changing consumer preferences. Although current widespread growth of user derived programming accessed via the Internet, mobile and television users, there can be no assurance that this trend will continue. Our patent portfolio is made up of a series of wide ranging claims across multiple technology and business segments, which have been presented to a limited number of potential partners or licensees. Our failure to secure widespread acceptance and usage of the our applications, to secure favorable license arrangements for our IP with potential licensees, to secure widespread acceptance and repeat viewer ship of our developed programming would have a material adverse effect on our business, results of operations, financial condition and prospects.

Ubiquity’s business is subject to governmental regulation, and there are legal uncertainties associated with the conduct of the business.

The United States Congress has passed legislation that regulates certain aspects of the Internet, including online content, copyright infringement, user privacy, taxation, access charges and liability for third-party activities. The European Union also has enacted several directives relating to the Internet, including directives that address the use of personal data, e commerce activities, security, commercial piracy, consumer protection and taxation of e commerce transactions. Governmental authorities in the United States and abroad are considering, and may consider in the future, other legislative and regulatory proposals that would regulate the Internet. Areas of potential regulation are uncertain but may include intellectual property ownership, libel, privacy protection, consumer protection, including deceptive advertising, pricing, quality of products and services. We cannot predict how courts will interpret existing and new laws, or how new laws or the application of existing laws will affect our business. In addition, our business may be indirectly affected by legislation that affects the ability of our customers to engage in e-commerce activities. Increased regulation of the Internet may decrease the growth in the use of the Internet, which could decrease the demand for our products and services, increase our cost of doing business or otherwise harm our business, results of operations and financial condition.

19

We are qualified to do business in Delaware and California, failure by us to qualify as a foreign corporation in a jurisdiction where it is required to do so could subject us to taxes and penalties and could result in our inability to enforce contracts in such jurisdictions. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and other online services could have a material adverse effect on pir business, results of operations and financial condition.

We may face potential liability for certain third party content integrated into our applications and content.

Because materials may be created by subscribers and other users of our applications and content subsequently distributed to others, there is a potential that claims may be made against us for defamation, negligence, copyright or trademark infringement (including, without limitation, in connection with music, movies, educational materials and the like), personal injury or other theories based on the nature, content, publication and distribution of such materials. We may also be exposed to liability with respect to the offering of third-party content that may be accessible through our applications. Such claims might include, among others, that by directly or indirectly promoting and making available content of third parties, we are liable for copyright or trademark infringement or other wrongful actions by such third parties through such websites. It is also possible that if any third-party content information provided on our applications contains errors, third parties could make claims against us for losses incurred in reliance on such information.

Because we will have programming partially derived by users, the potential exists that individuals may attempt to re-enact the stunts or acts depicted within the website or the broadcasts. Additionally, such user derived content may contain works that are not their own and are actually the copy written property of others. Such claims may be brought and successfully pressed against us for the unauthorized use of such works. We believe we have taken sufficient precautions to protect our company against such third party claims. However, any imposition of liability that is not covered or exceeds insurance coverage may have a material adverse effect on our business and financial condition. In addition, the increased attention focused upon liability issues because of these types of lawsuits could affect the overall growth of our company.

Any imposition of liability that is not covered by insurance or is more than insurance coverage could have a material adverse effect on our business, results of operations and financial condition.

We have issued patents and patent applications that are pending, and may not be issued.

We have patent applications currently pending, and there can be no assurance that the underling patents sought by us will be issued, and, even if they are issued, that the issuance will be sufficiently timely for us to obtain and secure competitive advantage in the Web based multi-media services industry. As a result, the pending patent applications may not provide competitive advantage.

Our inability to protect our intellectual property could reduce the value of our products, services and brand.

Our patent applications, trademarks, trade secrets, copyrights and all of our other intellectual property rights are important assets. Effective intellectual property protection may not be available in every country in which our products and services are made available. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property could harm our business and/or our ability to compete. Also, protecting our intellectual property is costly and time consuming. Unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

We may not be able to secure advantageous licensing agreements.

Our business plan assumes others will find its intellectual property compelling and we will be able to secure licensing arrangements. If potential partners choose to utilize older technology, fail to find our technology, applications and patent portfolio compelling or find alternative technologies and techniques to circumvent our patents, or if we are unable to defeat infringers, our financial results may be materially and adversely affected.

20

Our business depends on a strong brand, and if we are not able to maintain and enhance our brand, our ability to expand our customer base will be impaired and our business and operating results will be harmed.

We believe that the development of our brand identity will be critical to the success of our business. Maintaining and enhancing our brand may require us to make substantial investments, and these investments may not be successful. If we fail to establish and promote the brand, or if it incurs excessive expenses in this effort, our business, operating results and financial condition will be materially and adversely affected.

Our business depends on the availability of adequate Cloud, Web and Wireless infrastructure for our continued operations.

The success of the our software applications will depend in part upon the continued development of a Cloud, Web, Wireless and IPTV infrastructure, such as a reliable network backbone with the appropriate, redundant hardware infrastructure and storage, necessary speed, data capacity and security, content management systems, and high-speed bandwidth for providing reliable Web access and services. There can be no assurance that we will not be required to incur substantial expenditures in order to adapt our services to changing Cloud, Web and Wireless technologies, which could have a material adverse effect on our business, results of operations and financial condition.

Cloud, Web and Wireless networks could fail or operate with limited capabilities.

We will rely on existing and newer generations of Cloud, Web and Wireless networks to transmit data and video to multiple devices. If those systems are interrupted or fail entirely, or experience periodic outages it could jeopardize our service and reputation.

As of the Merger, we became a consolidated subsidiary of a company that is subject to the reporting requirements of federal securities laws, which can be expensive and may divert resources from other projects, thus impairing our ability to grow.

As a result of the Merger, we became a consolidated subsidiary of a public reporting company and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).  The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission (including reporting of the Merger) and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if we remained privately held and did not consummate the Merger.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud.  Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act.  We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures.  Effective internal control is necessary for us to provide reliable financial reports and prevent fraud.  If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed.  In addition, if we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, then we may not be able to obtain the independent accountant certifications required by such act, which may preclude us from keeping our filings with the Securities and Exchange Commission current and may adversely affect any market for, and the liquidity of, our common stock.

Public company compliance may make it more difficult for us to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the Securities and Exchange Commission have required changes in corporate governance practices of public companies.  As a public company, we expect these new rules and regulations to increase our compliance costs and to make certain activities more time consuming and costly.  As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

21

Risks Relating to Our Common Stock

Because we became public by means of a “reverse merger,” we may not be able to attract the attention of major brokerage firms.

There may be risks associated with us becoming public through a “reverse merger” with a shell company. Although the shell company did not have recent or past operations or assets and we performed a due diligence review of the shell company, there can be no assurance that we will not be exposed to undisclosed liabilities resulting from the prior operations of the shell company. Securities analysts of major brokerage firms and securities institutions may also not provide coverage of us because there were no broker-dealers who sold our stock in a public offering that would be incentivized to follow or recommend the purchase of our common stock. The absence of such research coverage could limit investor interest in our common stock, resulting in decreased liquidity.  No assurance can be given that established brokerage firms will, in the future, want to cover our securities or conduct any secondary offerings or other financings on our behalf.

Because we became public by means of a “reverse merger,” it may be more difficult to list on a national exchange such as the Nasdaq, NYSE or NYSE Amex.

It may be more difficult to list on a major exchange because we have conducted a reverse merger. On November 9, 2011, the Securities and Exchange Commission approved new rules of the three major U.S. listing markets that toughen the standards that companies going public through a reverse merger must meet to become listed on those exchanges. Under the new rules, Nasdaq, NYSE and NYSE Amex will impose more stringent listing requirements for companies that become public through a reverse merger. Specifically, the new rules prohibit a reverse merger company from applying to list on either the Nasdaq, NYSE or NYSE Amex until:

1)	the company has completed a one-year “seasoning period” by trading in the U.S. over the counter market or on another regulated U.S. or foreign exchange following the reverse merger, and filed all required reports with the Commission, including audited financial statements; and
2)	the company maintains the requisite minimum share price for a sustained period, and for at least 30 of the 60 trading days, immediately prior to its listing application and the exchange’s decision to list.

It is possible for a reverse merger company to be exempt from these special requirements, but only if a listing is in connection with a substantial, firm commitment underwritten public offering.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

☐	changes in our industry;
☐	competitive pricing pressures;
☐	our ability to obtain working capital financing;
☐	additions or departures of key personnel;
☐	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;
☐	sales of our common stock;
☐	our ability to execute our business plan;
☐	operating results that fall below expectations;

22

☐	loss of any strategic relationship;
☐	regulatory developments;
☐	economic and other external factors; and
☐	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our common stock.

We may not pay dividends in the future.  Any return on investment may be limited to the value of our common stock.

We do not anticipate paying cash dividends in the foreseeable future.  The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant.  If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

Our common stock is quoted on the OTCQB and OTCBB which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTCQB and OTCBB, which is a significantly more limited trading market than the New York Stock Exchange or The NASDAQ Stock Market.  The quotation of the Company’s shares on the OTCQB and OTCBB may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

There is limited liquidity on the OTCQB and OTCBB which may result in stock price volatility and inaccurate quote information.

When fewer shares of a security are being traded on the OTCQB and OTCBB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information.  Due to lower trading volumes in shares of our common stock, there may be a lower likelihood of one’s orders for shares of our common stock being executed, and current prices may differ significantly from the price one was quoted at the time of one’s order entry.

The sale of securities by us in any equity or debt financing could result in dilution to our existing stockholders and have a material adverse effect on our earnings.

Any sale of common stock by us in a future private placement offering could result in dilution to the existing stockholders as a direct result of our issuance of additional shares of our capital stock.  In addition, our business strategy may include expansion through internal growth, by acquiring subscribers email lists, or by establishing strategic relationships with targeted customers and vendor.  In order to do so, or to finance the cost of our other activities, we may issue additional equity securities that could dilute our stockholders’ stock ownership.  We may also assume additional debt and incur impairment losses related to goodwill and other tangible assets if we acquire another company and this could negatively impact our earnings and results of operations.

Future sales of our common stock in the public market could lower the price of our common stock and impair our ability to raise funds in future securities offerings.

Future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the then prevailing market price of our common stock and could make it more difficult for us to raise funds in the future through a public offering of our securities.

23

Our common stock is thinly traded, so you may be unable to sell at or near asking prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Currently, the Company’s common stock is quoted in the OTCQB and OTCBB and future trading volume may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in OTCQB and OTCBB stocks and certain major brokerage firms restrict their brokers from recommending OTCQB OTCBB stocks because they are considered speculative, volatile and thinly traded.  The OTC market is an inter-dealer market much less regulated than the major exchanges and our common stock is subject to abuses, volatility and shorting.  Thus, there is currently no broadly followed and established trading market for the Company’s common stock.  An established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded there.

The trading volume of our common stock has been and may continue to be limited and sporadic.  As a result of such trading activity, the quoted price for the Company’s common stock on the OTCQB and OTCBB may not necessarily be a reliable indicator of its fair market value.  Further, if we cease to be quoted, holders would find it more difficult to dispose of our common stock or to obtain accurate quotations as to the market value of the Company’s common stock and as a result, the market value of our common stock likely would decline.

Our common stock is subject to price volatility unrelated to our operations.

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting the Company’s competitors or the Company itself. In addition, the OTCQB and OTCBB is subject to extreme price and volume fluctuations in general.  This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of common stock beneficially owned as of the date hereof for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group.  A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants or otherwise. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days as of the date hereof.  For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of the Closing Date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.  The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Unless otherwise specified, the address of each of the persons set forth below is in care of Ubiquity Broadcasting Corporation, 9801 Research Drive, Irvine CA 92618.

24

		Amount and Nature of	Percentage
Name and Address of Beneficial Owner	Title of Class	Beneficial Ownership	of Class(3)
Executive Officers and Directors
Christopher Carmichael(1)	Common Stock	13,902,778	18.14%
Brenden Garrison	Common Stock	741,223	0.97%
Nicholas Mitsakos	Common Stock	1,000,000	1.30%
Connie Jordan(1)(2)	Common Stock	10,625,000	13.86%
Webb Blessley	Common Stock	1,071,423	1.40%
Directors and executive officers as a group (5 persons)	Common Stock	27,340,424	35.67%
Other 5% Holders:
Silent Light LLC	Common Stock	4,700,000	6.13%
Harold A. Havekotte	Common Stock	5,799,795	7.57%
Kevin P. Budd	Common Stock	4,596,000	6.00%

(1)	Christopher Carmichael and Connie Jordan are the beneficial owners of 2,075,000 shares and 2,075,000 shares, respectively, which are owned by Silent Light LLC. Christopher Carmichael and Connie Jordan have the voting and dispositive power over the shares owned by Silent Light LLC.
(2)	5,880,000 shares are held by an irrevocable trust.
(3)	Based on 76,655,610 shares issued and outstanding as of September 20, 2013.

DIRECTORS AND EXECUTIVE OFFICERS

Effective upon the closing of the Merger, Chris Carmichael, Connie Jordan, Nicholas Mitsakos, and Webb Blessley were appointed to our Board of Directors.  In addition, our Board of Directors appointed Chris Carmichael and Nicholas Mitsakos to serve as our Co-Chairmen, effective immediately upon the closing of the Merger. Moreover, Brenden Garrison, Connie Jordan, and Webb Blessley were appointed Chief Financial, Officer, Senior Executive Vice President of Intellectual Property and Transmedia, and Treasurer and Secretary, respectively.

The following sets forth information about our directors and executive officers as of the date of this Report and following the closing of the Share Exchange:

Name	Age	Position
Christopher Carmichael	60	Chief Executive Officer, and Co-Chairman
Brenden Garrison	31	Chief Financial Officer
Nicholas Mitsakos	54	Co-Chairman
Connie Jordan	59	Senior Executive Vice President of Intellectual Property and Transmedia and Director
Webb Blessley	66	Treasurer, Secretary, and Director
Bryan Harpole	41	General Studio Manager

Christopher Carmichael has been the President and Chief Executive Officer of Ubiquity Broadcasting Corporation since May 20, 2009. On September 30, 2006, Mr. Carmichael was employed by Ubiquity Holdings to be the Creative Director, and when Ubiquity Holdings became Ubiquity Broadcasting Corporation in February of 2007 he remained as the Creative director until taking the position of President and CEO. Mr. Carmichael was the United States Surfing Champion from 1969 through 1971 and became a premier apparel designer in the United States, while working in marketing and film production. Mr. Carmichael is frequently described as a visionary. He was voted one of the Top Ten designers of Men's Apparel in the United States, in Sports Style Magazine published by Fairchild Publications in 1983, and is an expert in design, marketing, and distribution. Mr. Carmichael has extensive experience in the film industry, working for numerous television shows while working with Grammy and Emmy Award winning artists and producers such as Steve Sabol at NFL Films. He has produced several television commercials and in 1978, he won a "Clio” award for an RC Cola Commercial.   Mr. Carmichael turned his attention to the internet industry in early 1997. Early on he realized the need for design and technology innovation, he invented the “Sprocket” and coauthored the company’s other patents such as “Compression,” “Lifestyle Portal,” “Immersive Advertising,” and “B2B,” to name a few.

Brenden Garrison is the Chief Financial Officer for Ubiquity Broadcasting Corporation. Prior to starting work at Ubiquity Broadcasting Corporaton, Brenden graduated with a Bachelor’s degree in Accounting from the School of Business and Economics at California State University Fullerton in 2005. While at California State University Fullerton he acted as the Treasurer of the Accounting Society in charge of the campus budget. He started his career with Scottel Voice and Data Inc. in 2003 where he became the Jr. Controller in under a year’s time. He then went on to manage and provide accounting, tax, audit, and financial services for several corporate clients in various fields with Semmens & Semmens CPA firm from 2005-2007. After three years of employment with Semmens & Semmens, he decided to create his own accounting, tax and business consulting firm. While developing his own company, Brenden started the process to become a Certified Public Accountant and is in the final stages of obtaining his CPA license.

Nicholas Mitsakos, has been the Chairman and Chief Executive Officer of Arcadia Holdings, Inc. since 1989. At Arcadia, Mr. Mitsakos managed the investment firm’s operations in the private and public equity markets. Arcadia is a global diversified holding company that owns public securities, majority-owned subsidiaries, and minority interests in various businesses. Arcadia’s capital partners include large international institutions. Through Arcadia Holdings, Mr. Mitsakos has acquired, or invested in, over 40 companies in the U.S., Asia and Europe. He has served as either a director or advisor to each company, working closely with management, the board of directors and other investors. Additionally, Mr. Mitsakos has served on the board of over twenty five companies. From 2002 to present, he has been an advisor and Managing Director to London-based Sardis Capital, a merchant bank, focused on technology and middle market merchant banking. From 1995 to present, Mr. Mitsakos has advised Templeton International on investments in private and public companies based in emerging markets, including China. He now advises Franklin Templeton and Janus on public and private investment throughout Asia. In 1985, Mr. Mitsakos started his career as an investment banker at Goldman Sachs. From 1986 to 1989, he was a member of the corporate finance department at Drexel Burnham Lambert. He holds an MBA from Harvard University (1986) and B.S. degrees in Computer Science and Microbiology from the University of Southern California (Valedictorian, 1981). He taught at UCLA’s Anderson School of Business from 1992 to 1998, and is also on the board to UCLA’s Center for Cerebral Palsy within the UCLA Medical School. He is also on the board to the Rehabilitation Hospital in Honolulu, HI.

25

Connie Jordan began her professional career in banking at Security Pacific Bank in 1974. Ms. Jordan worked at U.S. West in the Major Accounts Division, where Ms. Jordan designed and implemented technology for Fortune 500 clients, traveled extensively as a lecturer on college campuses and at leading telecommunications seminars. Jordan turned her attention to the design of intricate telecommunications solutions for her clients and founded Signal Management Group in 1989. Shifting gears she began a career in Television writing, producing, and co- hosting successful shows such as California Lifestyles, Premier Real Estate Show, and Yachting Lifestyles for Cable, ABC, ESPN, and the Discovery Network. As a consultant in 1997, Jordan began shifting her focus to the Internet. Jordan co-founded Ubiquity and is among the inventors and co-author of several of the company’s patents the "World Smart Card" patent, and has co-authored several more including “Sprocket,” "Lifestyle," "Immersive Advertising," and "B2B".Ms. Jordan was Ubiquity Holdings Intellectual Property Development Manager from 2006 until 2008. In 2008, Ms. Jordan became the Company’s Vice President of Creative Development and Intellectual Property until her appointment as Senior Executive Vice President of Intellectual Property and Transmedia.

Webb Blessley has over 30 years of experience in corporate, venture capital and real estate acquisitions. An architectural engineer by education, Webb worked at McDonald's Corporation as Vice President of Real Estate and Construction Worldwide from 1974 until his retirement in 1995. Blessley was founder of the Ronald McDonald Camp for Children at Eagle Lake and has served on numerous scholarship boards. Most recently, Webb help found the Cougar Fund with his daughter Cara Blessley Lowe and board members Howard Buffett, Tom Mangelsen and Dr. Jane Goodall to explore and promote the preservation of the North American Cougar. After his retirement, Blessley returned to his architectural roots and now works as a contact source in alternative building and solar powered technology, consulting on projects using ecologically sound materials.

Certain Significant Employee

Bryan Harpole has worked in the television production/operations industry for over 20 years. From the creation of studio and documentary-style productions to the management and technical maintenance of production facilities, Bryan brings a uniquely broad set of skills to the Ubiquity Studios Team. Bryan graduated with a BS degree from East Carolina University in 1994. After a career of playing professional soccer, he immediately went to work in freelance television production. From January 1995 to August 2006, Harpole worked with numerous networks such as ESPN, NBC Sports, Fox Sports, Turner Sports, Comcast Sports net, etc. working on Live Television Production trucks all over the country. His talents included Camera Operator, EVS Operator, Graphics, Producer, Director and Technical Manager for numerous Sporting Events and Concerts while also maintaining events and technical maintenance at the Verizon Center from January 1996 to August 2006 as Technical Production Manager in Washington, DC. Bryan was able to take part in major events such as the Summer Olympics, FIFA World Cup, NHL Stanley Cup Finals, WNBA Finals and NBA Finals. From August 2006 to April 2009, Bryan accepted a position with Discovery Communications located in Silver Spring, Maryland where he was named Technical Manager, Live Events and Studio Production for all of Discovery Communications 11 major networks. While at Discovery, Bryan was able to oversee 50-60 Live Events a year, which took him not only all over the country but all over the world. From May 2009 to February 2011, Bryan was asked to oversee the new build out of the ESPN Los Angeles Production Center located at L.A. Live. As Manager of Production Operations, Bryan was able to oversee operations and support for Sports Center, Studio Operations, Live Remotes and Special Events as related to ESPN.

Corporate Governance

The business and affairs of the Company are managed under the direction of the Board of Directors (the “Board”). Chris Carmichael, Connie Jordan, Nicholas Mitsakos, Webb Blessley, are the current members of the Board.

Term of Office

Directors are appointed for a one-year term to hold office until the next annual general meeting of stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board and hold office until removed by our Board.

All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. Our bylaws provide that officers are appointed annually by our Board and each executive officer serves at the discretion of our Board.

Family Relationships

Except as disclosed below, there are no family relationships among any of our officers or directors.

Our Chief Executive Officer and Co-Chairman, Christopher Carmichael, is married to our Senior Executive Vice President of Intellectual Property and Trans media.

26

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;
•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;
•	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Ethics

The Company has not currently adopted a code of ethics.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following sets forth information with respect to the compensation awarded or paid to Christopher Carmichael, our Chief Executive Officer and Co-Chariman, and Connie Jordan, our newly appointed Senior Executive Vice President of Intellectual Property and Transmedia, Brenden Garrison, our newly appointed Chief Financial Officer, and Bryan Harpole, a significant employee, for all services rendered in all capacities to us and our subsidiaries. The aforementioned executive officers are referred to as the “named executive officers” throughout this Report.

The discussion below pertains to compensation awarded or paid by Ubiquity-DE to M. Christopher Carmichael, Ms. Connie Jordan, Brenden Garrison, and Bryan Harpole with respect to Ubiquity DE’s year ended December 31, 2012 and year ended December 31, 2011.

27

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Christopher Carmichael,	2012	$727,885	-	-	$3,800,000	-	-	-	$4,527,885
President, Chief Executive Officer	2011	$683,270	-	-	$2,375,000	-	-	-	$3,058,270

Connie Jordan,	2012	$255,389	-	-	$1,400,000	-	-	-	$1,655,389
Senior Executive Vice President of Intellectual Property and Transmedia	2011	$274,208	-	-	$875,000	-	-	-	$1,149,208

Brenden Garrison	2012	$102,000	-	-	-	-	-	-	$102,000
Chief Financial Officer	2011	$102,000	-	-	-	-	-	-	$102,000

Certain Significant Employee
Bryan Harpole	2012	$143,750	-	$300,000	-	-	-	-	$443,750
	2011	$28,010	-	-	-	-	-	-	$28,010

Outstanding Equity Awards at Fiscal Year-End Table

At December 31, 2012, Ubiquity-NV had no outstanding equity awards. At December 31, 2012, Ubiquity-DE had no outstanding equity awards. At the date of closing, there are no outstanding equity awards or options issued.

28

Employment Agreements

On June 4, 2013, the Company entered into an employment agreement with Christopher Carmichael, the Company’s Chief Executive Officer, to perform the services and duties that are normally and customarily associated with this position as well as other associated duties as our Board reasonably determine (the “Carmichael Agreement”). The effective date of the Carmichael Agreement is July 1, 2013 and has a five (5) year term. The Carmichael Agreement calls for an initial base salary of $420,000 payable in equal semi-monthly installments in accordance with the Company’s usual practice. The Carmichael Agreement also calls for an annual bonus that is equal to two and one half percent (2.5%) of the pretax gross revenue, a three percent (3%) override of gross license fees derived from the company’s products and services and five percent (5%) success fee of the gross private placement capital contributions received by the company, and a three percent (3%) override of the gross book value derived from all cashless transactions of the Company. Moreover, the Carmichael Agreement calls for the grant of an option to purchase 300,000 shares of the Company’s common stock at an exercise price of $2.50 per share. As further compensation, Mr. Carmichael is awarded twenty percent of all gross revenues associated with the project known as “106 Yards”.

On March 15, 2012, the Company renewed an employment agreement with Connie Jordan, the Company’s Senior Executive Vice President of Intellectual Property and Transmedia, to perform the services and duties that are normally and customarily associated with this position as well as other associated duties as our Board reasonably determine (the “Jordan Agreement”). The effective date of the Jordan Agreement is March 15, 2012 and has a three (3) year term. The Jordan Agreement calls for an initial base salary of $198,000 payable in equal semi-monthly installments in accordance with the Company’s usual practice. The Jordan Agreement also calls for an annual bonus that is equal to one percent of the pretax gross revenue and one and one half percent of the net capital contributions received by the Company from strategic partners. Moreover, the Jordan Agreement calls for the grant of an option to purchase 200,000 shares of the Company’s common stock at an exercise price of $2.50 per share.

On August 15, 2013, the Company entered into an employment agreement with Brenden Garrison, the Company’s Chief Financial Officer, to perform the services and duties that are normally and customarily associated with this position as well as other associated duties as our Board reasonably determine (the “Garrison Agreement”). The Garrison Agreement calls for an initial base salary of $150,000 payable in equal semi-monthly installments in accordance with the Company’s usual practice. The Garrison Agreement also calls for an annual bonus in the form of stock options to purchase 75,000 shares at an exercise price of $4.00.

On January 1, 2012, as amended on August 1, 2013, the Company entered into an employment agreement with Bryan Harpole (the “Harpole Agreement”) to be employed as the Company’s general studio manager on an at will basis. Mr. Harpole will receive an annual salary of $150,000 and eligible for certain bonuses.

The foregoing descriptions of the terms of the Carmichael Agreement, Jordan Agreement, Garrison Agreement, and Harpole Agreement do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements filed as Exhibits 10.1 10.2, 10.3, and 10.4, respectively and are incorporated by reference herein.

Compensation of Directors

Historically, members of the Board of Directors receive options to purchase 250,000 shares of the Company’s common stock each year for their services. The options were exercisable at $4.00 per share. Prior to the merger closing, all of the options have been exercised.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,

AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

Except as set forth below, since January 1, 2010, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or will be a party in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years; and in which any director, executive officer, other stockholders of more than 5% of the Company’s Common Stock or any member of their immediate family had or will have a direct or indirect material interest.

The Company paid or accrued bonuses related to equity raises of $179,026 and $176,082 to two officers during the six months ended June 30, 2013 and 2012, respectively.

The Chief Executive Officer, Christopher Carmichael, has accrued salary of $1,100,012 as of June 30, 2013 resulting in part from previous work done for the company and from his new salary as President and CEO. Chris Carmichael accrues and draws a salary of $420,000 and accrues 300,000 options annually.

The Carmichael Family has personally guaranteed two company credit cards and has allowed the company use of their personal credit cards as needed. Total lines of credit personally guaranteed by the Carmichael family are up to $800,000 per month.

The company had certain note payables outstanding to related parties as of June 30, 2013 and December 31, 2012. Chris Carmichael was owed $268,000 and $14,000 as of June 30, 2013 and December 31, 2012, respectively. The amounts are unsecured, non-interest bearing and due on demand.

Albert Carmichael was owed $5,499 and $22,000 as of June 30, 2013 and December 31, 2012. The amounts are unsecured, non-interest bearing and due on demand.

On August 30, 2010, Ubiquity entered into three separate Patent Licensing Agreements with Sponsor Me Inc., for the License of the “Immersive Advertising Patent” in the amount of $250,000, another agreement for the license of the “Lifestyle Portal” Patent in the amount of $250,000, and also a Lifestyle Portal Web and Mobile Development reimbursement agreement for the production of the Sponsor Me Inc. web and mobile site. The balance due on these agreements was $190,915 and $169,711 as of June 30, 2013 and December 31, 2012, respectively.

As of December 31, 2012, SC Business Consulting, a company controlled by a relative of a shareholder owed the company $0 and $7,358 as of June 30, 2013 and December 31, 2012, respectively. The amount is unsecured, non-interest bearing and due on demand.

As of December 31, 2012 and 2011, Makua Rothman, a shareholder, had a note receivable outstanding of $0 and $6,382, respectively. The amounts are unsecured, non-interest bearing and due on demand.

During the year ended December 31, 2011, shareholders or entities controlled by shareholders forgave debt in the amount of $267,461. The amounts forgiven have been recorded as additional paid-in capital in accordance with US GAAP.

On August 30, 2010, Ubiquity entered into three separate Patent Licensing Agreements with Sponsor Me Inc., for the License of the “Immersive Advertising Patent” in the amount of $250,000, another agreement for the license of the “Lifestyle Portal” Patent in the amount of $250,000, and also a Lifestyle Portal Web and Mobile Development reimbursement agreement for the production of the Sponsor Me Inc. web and mobile site. The balance due on these agreements was $169,711 and $619,423 for the years ended December 31, 2012 and 2011, respectively.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination.  NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship that, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The NASDAQ listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three years was, an employee of the company;
•	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);
•	a family member of the director is, or at any time during the past three years was, an executive officer of the company;
•	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

29

•	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or
•	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

We have determined that Mr. Nicholas Mitsakos is considered an independent director.

Board Committees

We do not have an audit, nominating or compensation committee. We intend, however, to establish an audit committee and a compensation committee of our Board in the future following the Share Exchange. We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors and evaluating our accounting policies and our system of internal controls. The compensation committee will be primarily responsible for reviewing and approving our salary and benefits policies (including stock options) and other compensation of our executive officers.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Market information

The Company’s Common Stock is quoted on the OTC Bulletin Board and OTCQB under the symbol “UBIQ”. Historical high and low bid information for the Company’s Common Stock is not available to the Company. The following table reflects the high and low bid prices, for the periods indicated, for the Company’s Common Stock. The bid prices were obtained from the OTC Markets.

Quarterly period	Low		High
Fiscal year ended December 31, 2013:
First Quarter	$2.98	*	$8.75	*
Second Quarter	$8.85	*	$9.12	*

Fiscal year ended December 31, 2012:
First Quarter	$-		$-
Second Quarter	$-		$-
Third Quarter	$-		$-
Fourth Quarter	$-		$-

Fiscal year ended December 31, 2011:
First Quarter	$-		$-
Second Quarter	$-		$-
Third Quarter	$-		$-
Fourth Quarter	$-		$-

* On February 28, our Board of Directors approved the forward split of our issued and outstanding shares on a basis of 1 for 3 (the “Forward Split”). The forward split was declared effective on March 22, 2013.

Record Holders

Following the closing of the merger, as of September 20, 2013, there were approximately 1,120 registered holders of record of the Company’s Common Stock.

30

Dividends

The Company has not paid any cash dividends to date, and has no intention of paying any cash dividends on the Common Stock in the foreseeable future. The declaration and payment of dividends is subject to the discretion of the Company’s Board of Directors and to certain limitations imposed under Nevada law. The timing, amount and form of dividends, if any, will depend upon, among other things, the Company’s results of operations, financial condition, cash requirements, and other factors deemed relevant by the Board of Directors. The Company intends to retain any future earnings for use in its business. The Company has never paid dividends on its Common Stock.

Securities Authorized for Issuance under Equity Compensation Plans

The Company does not maintain any equity compensation plans.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this Report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

We have authorized 200,000,000 shares of capital stock, par value $0.001 per share, of which 200,000,000 are shares of common stock.

Common Stock Issued and Outstanding

After giving effect to the Merger, we have issued and outstanding securities:

•	76,655,610 shares of common stock;

Common Stock

The holders of our common stock are entitled to one vote per share. Our Articles of Incorporation do not provide for cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth.  Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Dividend Policy

We do not anticipate or contemplate paying cash dividends on our common stock in the foreseeable future.  We currently intend to use all available funds to develop our business.  We can give no assurances that we will ever have excess funds available to pay dividends.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its shareholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the Company’s Articles of Incorporation provides for greater individual liability.

31

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the shareholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

32

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, executors and administrators.

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Bylaws of the Company provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Nevada Law. Such Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

Transfer Agent

The transfer agent for our common stock is Island Stock Transfer located at 15500 Roosevelt Boulevard, Suite 301, Clearwater, Florida 33760. The telephone number is 727-289-0010.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Item 3.02	Unregistered Sales of Equity Securities

Pursuant to the Merger Agreement, on September 20, 2013, we issued 69,435,610 shares of our Common Stock to Ubiquity-DE Shareholders, in exchange for 100% of the outstanding shares of Ubiquity-DE. Such securities were not registered under the Securities Act of 1933.

All of the above securities were offered and sold to the investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506 promulgated under the Securities Act. The investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act.

Item 5.01	Changes in Control of Registrant.

As described in Item 2.01, in connection with the Merger, on September 20, 2013, each share of Ubiquity-DE’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive 1 share of our common stock.  An aggregate of 69,435,610 shares of Ubiquity-NV’s common stock were issued to the holders of Ubiquity-DE’s common stock.  Reference is made to the disclosures set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

33

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following persons became our executive officers and directors on September 20, 2013, upon effectiveness of the Merger, and hold the positions set forth opposite their respective names.

Name	Age	Position
Chris Carmichael	60	Chief Executive Officer and Co-Chairman
Brenden Garrison	31	Chief Financial Officer
Nicholas Mitsakos	54	Co-Chairman
Connie Jordan	59	Senior Executive Vice President of Intellectual Property and Transmedia and Board Member
Webb Blessley	66	Treasurer, Secretary, and Board Member
Bryan Harpole	41	General Studio Manager

Our directors hold office until the earlier of their death, resignation or removal by stockholders or until their successors have been qualified.  Our officers are elected annually by, and serve at the pleasure of, our board of directors.

For certain biographical and other information regarding the directors above , see the disclosure under “Item 2.01—Directors and Executive Officers” of this Report, which disclosure is incorporated herein by reference.

Item 5.06	Change in Shell Company Status.

Following the consummation of the Merger described in Item 2.01 of this Current Report on Form 8-K, we believe that we are not a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.  In accordance with Item 9.01(a), Ubiquity-DE’s audited financial statements for years ended December 31, 2012 and December 31, 2011 are filed in this Current Report on Form 8-K as Exhibit 99.1

Unaudited financial statements for the period ended June 30, 2013 and 2012 are filed as Exhibit 99.2.

(b)          Pro Forma Financial Information.  In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.3.

(c)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

34

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated March 5, 2013, by and among Ubiquity Broadcasting Corporation., Ubiquity Acquisition Corp. and Ubiquity Broadcasting Corporation.

2.2	Certificate of Merger for State of Delaware.

2.3	Articles of Merger for State of Nevada.

3.1(i)	Articles of Incorporation dated December 2, 2011.(1)

3.1(ii)	Amended Articles of Incorporation dated March 4, 2013.(2)

3.2	Bylaws.(1)

10.1	Carmichael Employment Agreement.

10.2	Jordan Employment Agreement.

10.3	Garrison Employment Agreement.

10.4	Harpole Employment Agreement.

99.1	Ubiquity-DE audited financial statements for the fiscal years ended December 31, 2012 and 2011.

99.2	Ubiquity-DE unaudited financial statements as of the quarters ended June 30, 2012 and 2011.

99.3	Pro forma unaudited consolidated financial statements for the fiscal years ended December 31, 2012 and 2011 and as of the quarters ended June 30, 2013 and June 30, 2012.

(1)	Filed as an exhibit to the registrant’s Registration Statement on Form S-1 with the SEC on February 27, 2012.
(2)	Filed as an exhibit to the registrant’s Current Report on Form 8-K filed with the SEC on March 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  September 26, 2013

UBIQUITY BROADCASTING CORPORATION

By:	/s/ Christopher Carmichael
Christopher Carmichael
Chief Executive Officer and
President

35